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                                                                   EXHIBIT 10.66

September 13, 2002



HAND DELIVERY

William H. Marquard
853 Grove Street
Glencoe, Illinois 60022

Dear Bill:

In keeping with your conversations with Scott Northcutt, the Company is agreeable to amending your separation agreement. The letter will supercede my letter of September 6, 2002. We have previously discussed your resignation as an officer of Fleming Companies, Inc. effective September 6, 2002, and your separation from employment in the near future. This letter outlines an arrangement that we think will make this transition as smooth as possible for both you and the Company. The letter, along with the attached General Release, will reflect our agreement in that regard. This package incorporates both the provisions of your Employment Agreement related to termination of employment and additional benefits and opportunities beyond what is contractually required. It will supercede all prior agreements regarding your compensation and benefits and all those agreements will terminate effective today unless specifically indicated in this letter. The arrangement is as follows:

1. Transition Duties and Consulting Agreement. We have agreed to begin transition of your responsibilities effective today and that your separation as an associate of Fleming will be effective three months from now on December 6, 2002. Effective September 6, 2002, your principal office for Fleming will be in Chicago and you will be considered an Illinois resident for tax purposes. During that transition period, your base compensation will remain unchanged, although, as previously indicated, you will not be an officer of the Company. Also, you will be able to exercise vested stock options during this three months and for 90 days after your separation date; no other stock options, restricted stock or other benefits, however, will vest during the remainder of your employment. Thereafter, you will provide services to the Company as an independent contractor for up to nine additional months. The Company will pay you a monthly consulting fee in the same amount as your current monthly gross base salary. Your responsibilities will be to further assist in the transition and to provide special assistance and expertise with other projects on which you and I will agree. Continuation of the consulting arrangement will be contingent upon meeting performance objectives, which I will establish. The consulting arrangement will cease as of September 6, 2003 or when you accept employment with another company, whichever occurs earlier. You will be reimbursed for reasonable business expenses, which are consistent with Fleming's expense reimbursement policies, including travel from your office in Chicago to any Fleming location, through the term of your consulting agreement. Also, to the extent that Fleming attributes personal use of the Company plane for commuting purposes during 2002 as taxable income to you, the Company agrees to gross-up such taxable income. Assuming you accept this



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package, we will ask legal counsel to prepare a separate consulting contract which is mutually agreeable to you and Fleming to reflect that your services after December 6 will be provided as an independent contractor/external consultant.

2. Special Payment in Lieu of Performance Award. Under the Key Executive Performance Plan, the Company will pay you any vested deferrals within thirty days of the effective date of your separation. As of your separation date, you will of course no longer be eligible to participate in that program. If, based on year end results, you would be eligible for an Award under the Performance Plan for 2002, the Company will make a special payment to you equal to $425,000 at the time Awards, if any, are paid to the other Performance Plan participants. If earned based on the Targets, this payment would be the same amount as you would have received for 2002 under the Performance Plan because, as you know, the other one half of the Award is deferred and unvested under the Plan's terms.

3. Executive Financial/Estate Planning: The Company will continue to pay for normal AYCO benefits for 2003. After that you will be eligible to transition to an individual plan.

4. Vacation and Salary Continuation Payments. This separation is "without Cause" as defined in your Employment Agreement. Therefore, the Company will pay you accrued, unused vacation pay for 2002 and salary continuation for a period of twenty-four (24) months, as provided in Section 10(b)(i) of the Employment Agreement.

5. Executive Health Insurance Continuation Plan. Your Employment Agreement also provides for continuation of medical and dental coverage and participation in other welfare benefit programs for a period of twenty-four (24) months, subject to certain modifications if you become reemployed and are eligible to receive medical or other welfare benefits under another employer-provided plan. The best way to provide this continued coverage is through the Executive Health Insurance Continuation Plan. This program gives participants continued access to health insurance coverage mirroring the Company's current active medical/dental plan until they reach age 65, become eligible for Medicare or become eligible for coverage under another employer's group plan, whichever is earlier. To be eligible under this Plan, you must have five (5) or more years of credited service prior to leaving Fleming. We will, however, interpret the "three years of credit for one year of service" provision in the Plan as giving you more than five years of credited service as of your separation date.

6. Confidentiality of Information; Future Employment and Solicitation of Fleming Associates. During the course of your employment, the Company has provided you access to its confidential and proprietary information and trade secrets, and it will continue do so during the remainder of your employment and, potentially during the time you are acting as a consultant. Therefore, except with the prior written consent of the Company, you will agree not to make any independent use of or disclose to any other person or organization any of the Company's or its subsidiaries' and affiliated entities' confidential, proprietary information or trade secrets. This shall apply to any information concerning Fleming which is of a special and unique value and includes, without limitation, both written and unwritten information relating to operations; business planning and strategies; litigation strategies; finance; accounting; sales; personnel, salaries and management; customer names, addresses and contracts; customer requirements; costs of providing products and service; operating and maintenance costs; and pricing matters. This shall also apply to any trade



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secrets of the Company the protection of which is of critical importance to
Fleming and includes, without limitation, techniques, methods, processes, data and the like. You and the Company agree that due to your knowledge of its confidential and proprietary information and trade secrets, you would inherently use and/or disclose that information, in breach of your confidentiality commitment, if you worked in certain capacities or engaged in certain activities. Therefore, during the remainder of your employment with Fleming and for twenty-four (24) months after the effective date of your separation, except with the written consent of the Company, you will not be employed by or consult or work in any capacity for or on behalf of SUPERVALU, Inc., Nash Finch Company or any other direct competitor (excluding national retail chains) of the Company or any of its subsidiaries or affiliated entities. During that same time period, you will not solicit or attempt to hire any current associate of the Company on your own behalf or on the behalf of any other employer. Except with the prior written consent of the Company, you will not at any time in the future be employed or otherwise act as an expert witness or consultant or in any similar capacity in any litigation, arbitration, regulatory or agency hearing or other adversarial or investigatory proceeding involving Fleming or one of its subsidiaries or affiliated entities. These commitments are for the reasonable protection of the Company's business interests and are ancillary to and necessary to accomplish the objective of the Company's prior and current agreement to allow you access to confidential and proprietary information and trade secrets and your agreement to maintain the confidentiality of that knowledge and those materials.

7. Mutual Preservation of Good Name and Reputation. You will agree not to defame, disparage or make statements which could embarrass or cause harm to the Company's name and reputation or the names and reputation of any of its officers, directors or representatives to the Company's current, former or prospective vendors, customers, professional colleagues, industry organizations, associates or contractors, to any governmental or regulatory agency or to the press or media at any time in the future. The Company will likewise preserve your good name and reputation.

8. Litigation Assistance. You will agree to cooperate with the Company and its attorneys and representatives in connection with any pending or future litigation regarding matters in which you have been involved or have personal knowledge. This shall include making yourself reasonably available for interviews, depositions and/or as a witness at any trial, arbitration or other proceeding. The Company will reimburse you for all reasonable travel expenses you incur in connection with this obligation.

9. General Release. You will sign this letter agreement within twenty-one (21) days and agree to execute and return the attached General Release on your effective separation date or as soon thereafter as is practicable. You will also agree not to attempt to revoke or rescind the General Release at any time in the future after the seven (7) day revocation period required by law. You will agree not to commence any action against Fleming in regard to your employment relationship. By signing this letter, you are representing to the Company that you fully understand the General Release and will have had an opportunity to seek legal advice regarding the General Release and the agreement proposed by this letter, if you desire to do so, before signing it. You are also representing to the Company that between the date of this letter and the date you sign the General Release, you have not commenced and will not commence any charge, action or complaint with any court or with the Equal Employment Opportunity Commission, the United States Department of Labor or with



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any other federal or state judicial or administrative agency in regard to your employment relationship or any matters arising out of that relationship.

10. Consideration and Forfeiture of Certain Benefits. Your commitments under paragraphs 6, 7, 8 and 9 of this letter agreement will be in consideration of the payments and benefits beyond those provided in your Employment Agreement, including the consulting arrangement and consulting fee and the potential payment in lieu of an Award under the Key Executive Performance Plan. The receipt and retention by you of any of those payments and benefits will be contingent on your on-going compliance with your obligations under this letter agreement, and a breach of your obligations will entitle the Company to cease those payments and benefits and entitle the Company to immediate reimbursement from you of any such payments you have previously received.

11. Arbitration. You and Fleming acknowledge that your employment, your Employment Agreement and the arrangement described in this letter agreement relate to interstate commerce. In accordance with your Employment Agreement and the amendment to the Employment Agreement in March of 2000, any disputes, claims or controversies between you and Fleming that may arise out of or relate to our prior employment relationship, your Employment Agreement or this letter agreement shall be settled by arbitration. Our agreement to arbitrate shall survive the Employment Agreement and the termination or rescission of this letter agreement. Any arbitration shall be in accordance with the Rules of the American Arbitration Association and shall be undertaken pursuant to the Federal Arbitration Act. Arbitration will be held in Dallas, Texas unless we mutually agree on another location. The decision of the arbitrator(s) will be enforceable in any court of competent jurisdiction. In any arbitration under this provision, the Company shall reimburse you for all legal fees and expenses you reasonably incur if (and only if) you are successful in the arbitration with regard to one or more material claims or defenses that is brought or raised in the arbitration. Any reimbursement will be made as soon as practicable following the resolution of the arbitration to the extent the Company receives reasonable written evidence of the fees and expenses. We agree that the arbitrator(s) shall not award punitive, liquidated or indirect damages. Nothing in this agreement to arbitrate shall preclude either you or the Company from obtaining injunctive relief from a court of competent jurisdiction prohibiting any on-going breaches of this letter agreement by the other pending arbitration.

In the event you execute this letter, it will supercede your Employment Agreement and all other agreements regarding your employment and compensation, including stock options, performance plans and executive incentives. This will constitute the entire agreement between you and Fleming with respect to your employment and separation. Please let me know if you have any questions.

Very truly yours,

/s/ MARK S. HANSEN

Mark S. Hansen
Chairman and Chief Executive Officer



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ACCEPTED AND AGREED TO BY:

/s/ WILLIAM H. MARQUARD
------------------------------------
William H. Marquard

September 30, 2002
-------------------------
Date




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NOTICE. VARIOUS LAWS, INCLUDING TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE
CIVIL RIGHTS ACT OF 1866, THE PREGNANCY DISCRIMINATION ACT OF 1978, THE EQUAL PAY ACT, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE REHABILITATION ACT OF 1973, THE AMERICANS WITH DISABILITIES ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE VETERANS REEMPLOYMENT RIGHTS ACT (ALL AS AMENDED FROM TIME TO TIME), PROHIBIT EMPLOYMENT DISCRIMINATION BASED ON SEX, RACE, COLOR, NATIONAL ORIGIN, RELIGION, AGE, DISABILITY, ELIGIBILITY FOR COVERED EMPLOYEE BENEFITS AND VETERAN STATUS. YOU MAY ALSO HAVE RIGHTS UNDER LAWS SUCH AS THE OLDER WORKER BENEFIT PROTECTION ACT OF 1990, THE WORKER ADJUSTMENT AND RETRAINING ACT OF 1988, THE FAIR LABOR STANDARDS ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE OCCUPATIONAL HEALTH AND SAFETY ACT AND OTHER FEDERAL, STATE AND/OR MUNICIPAL STATUTES, ORDERS OR REGULATIONS PERTAINING TO LABOR, EMPLOYMENT AND/OR EMPLOYEE BENEFITS. THESE LAWS ARE ENFORCED THROUGH THE UNITED STATES DEPARTMENT OF LABOR, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION (EEOC), AND VARIOUS OTHER FEDERAL, STATE AND MUNICIPAL DEPARTMENTS, BOARDS, COMMISSIONS AND AGENCIES.

THE FOLLOWING GENERAL RELEASE IS BEING PROVIDED TO YOU IN CONNECTION WITH THE SPECIAL, ARRANGEMENT OUTLINED IN A PROPOSED LETTER AGREEMENT DATED SEPTEMBER 6, 2002. THE FEDERAL OLDER WORKER BENEFIT PROTECTION ACT REQUIRES THAT YOU HAVE HAD AT LEAST TWENTY-ONE (21) DAYS, IF YOU WANTED IT, TO CONSIDER WHETHER YOU WISH TO AGREE TO SIGN A RELEASE SUCH AS THIS ONE. YOU HAVE UNTIL THE CLOSE OF BUSINESS TWENTY-ONE (21) DAYS FROM THE DATE YOU RECEIVE THE SEPTEMBER 6, 2002 LETTER AND THIS GENERAL RELEASE TO MAKE YOUR DECISION. YOU MAY ACCEPT THE SPECIAL, ARRANGEMENT DESCRIBED IN THE SEPTEMBER 6, 2002 LETTER AGREEMENT BY SIGNING AND RETURNING IT AT ANY TIME DURING THAT PERIOD. BY DOING SO, YOU ARE AGREEING TO SIGN THIS GENERAL RELEASE ON YOUR OFFICIAL DATE OF SEPARATION FROM EMPLOYMENT OR AS SOON THEREAFTER AS PRACTICABLE.

BEFORE EXECUTING THE PROPOSED LETTER AGREEMENT AND AGREEING TO SIGN THIS GENERAL RELEASE YOU SHOULD REVIEW THESE DOCUMENTS CAREFULLY AND CONSULT WITH YOUR ATTORNEY.

YOU MAY REVOKE THIS GENERAL RELEASE WITHIN SEVEN (7) DAYS AFTER YOU SIGN IT AND IT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THAT REVOCATION PERIOD HAS EXPIRED. IF YOU DO NOT SIGN AND RETURN THE SEPTEMBER 6, 2002 LETTER AGREEMENT WITHIN TWENTY-ONE (21) DAYS, OR IF YOU DO NOT SIGN AND RETURN THIS GENERAL RELEASE ON YOUR LAST OFFICIAL DATE OF EMPLOYMENT OR AS SOON THEREAFTER AS PRACTICABLE, OR IF YOU EXERCISE YOUR RIGHT TO REVOKE THE GENERAL RELEASE AFTER SIGNING IT, THE SPECIAL ARRANGEMENT AND BENEFITS YOU RECEIVE UNDER THE LETTER AGREEMENT WILL BE FORFEITED. ANY REVOCATION MUST BE IN WRITING AND MUST BE RECEIVED BY FLEMING COMPANIES, INC., ATTENTION: DEE JEROME, 6525 N. MERIDIAN, 6TH FLOOR, OKLAHOMA CITY OK 73126-0647, WITHIN THE SEVEN-DAY PERIOD FOLLOWING YOUR EXECUTION OF THIS GENERAL RELEASE.

--------------------------------------------------------------------------------

                                 GENERAL RELEASE

In consideration of the special arrangement offered to me by Fleming Companies, Inc. and the benefits I have received and will receive as reflected in a letter dated September 6, 2002 (the "Letter Agreement"), I hereby release and discharge Fleming Companies Inc. and its



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predecessors, successors, affiliates, parent, subsidiaries and partners and each of those entities' employees, officers, directors and agents (hereafter collectively referred to as the "Company") from all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, which I may have or claim to have against the Company either as a result of my past employment with the Company and/or the severance of that relationship and/or otherwise, and hereby waive any and all rights I may have with respect to and promise not to file a lawsuit to assert any such claims.

This General Release includes, but is not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Pregnancy Discrimination Act of 1978, the Equal Pay Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Employee Retirement Income Security Act or 1974 and the Veterans Reemployment Rights Act (all as amended from time to time). This General Release also includes, but is not limited to, any rights I may have under the Older Workers Benefit Protection Act of 1990, the Worker Adjustment and Retraining Act of 1988, the Fair Labor Standards Act, the Family and Medical Leave Act, the Occupational Health and Safety Act and any other federal, state and/or municipal statutes, orders or regulations pertaining to labor, employment and/or employee benefits. This General Release also applies to any claims or rights I may have growing out of any legal or equitable restrictions on the Company's rights not to continue an employment relationship with its employees, including any express or implied employment contracts, and to any claims I may have against the Company for fraudulent inducement or misrepresentation, defamation, wrongful termination or other retaliation claims in connection with workers' compensation or alleged "whistleblower" status or on any other basis whatsoever.

It is specifically agreed, however, that this General Release does not have any effect on any rights or claims I may have against the Company which arise after the date I execute this General Release.

I have carefully reviewed and fully understand all the provisions of the Letter Agreement and General Release, including the foregoing Notice. I have not relied on any representation or statement, oral or written, by the Company or any of its representatives, which is not set forth in those documents.

The Letter Agreement and this General Release, including the foregoing Notice, set forth the entire agreement between me and the Company with respect to this subject. I understand that my receipt and retention of the benefits covered by the Letter Agreement are contingent not only on my execution of this General Release, but also on my continued compliance with my other obligations under the Letter Agreement. I acknowledge that the Company gave me twenty-one (21) days to consider whether I wish to accept or reject the benefits I have received and will receive under the Letter Agreement. I also acknowledge that the Company advised me to seek independent legal advice as to these matters, if I chose to do so before signing the Letter Agreement and agreeing to sign this General Release. I hereby represent and state that I have taken such actions and obtained such information and independent legal or other advice, if any, that I believed were necessary for me to fully understand the effects and consequences of the Letter Agreement and General Release prior to signing those documents.






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Dated this 30th day of September, 2002.
           ----        ----------


                                             /s/ WILLIAM H. MARQUARD
                                             -----------------------------------
                                             William H. Marquard






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